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                                                                     EXHIBIT 5.1





                               December 12, 1997


Group 1 Automotive, Inc.
950 Echo Lane, Suite 350
Houston, Texas 77024

Ladies and Gentlemen:

         We have acted as counsel for Group 1 Automotive, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 2,200,000 shares of Common Stock, par value $.01 per share (the "Shares") as follows: (i) 2,000,000 Shares may be issued pursuant to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan (the "1996 Plan") and (ii) 200,000 Shares may be issued pursuant to the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan (the "1998 Plan" and collectively with the 1996 Plan, the "Plans").

         In connection with the foregoing, we have examined or are familiar with the Restated Certificate of Incorporation of the Company, the Bylaws of the Company, the corporate proceedings with respect to the issuance of the Shares, and the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the applicable Plan, will be validly issued and fully paid and non- assessable.

         The foregoing opinion is limited to the laws of the United States of America and the State of Texas and to the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                        Very truly yours,

                                        /s/ Vinson & Elkins L.L.P.